Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (registration statement numbers 333-30519 and 333-64445) of FirstBank NW Corp. of our report dated April 18, 2003 relating to the consolidated financial statements of FirstBank NW Corp., which appears in FirstBank NW Corp.'s Annual Report on Form 10-KSB as of and for the year ended March 31, 2003.



/s/ BDO Seidman, LLP
Spokane, Washington



June 18, 2003